Exhibit 10.1

THIRD AMENDMENT

TO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Third Amendment to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of March 9, 2007, by and between COMERICA BANK (“Bank”) and CARDIODYNAMICS INTERNATIONAL CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Third Amended and Restated Loan and Security Agreement dated as of August 4, 2006, as amended from time to time, including by that certain First Amendment to Third Amended and Restated Loan and Security Agreement dated as of November 13, 2006 and that certain Second Amendment to Third Amended and Restated Loan and Security Agreement dated as of February 9, 2007 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following defined terms in Exhibit A of the Agreement hereby are added, amended or restated as follows:

“Letter of Credit Sublimit” means a sublimit for Letters of Credit under the Revolving Line not to exceed Six Hundred Fifty Thousand Dollars ($650,000).

“Revolving Line” means a credit extension of up to Three Million Dollars ($3,000,000).

“Revolving Maturity Date” means March 11, 2008.

2. A new Section 4.5 is hereby added to the Agreement as follows:

“4.5 Pledge of Account. Borrower hereby pledges to Bank and grants to Bank a security interest in Borrower’s account number #3-8510730506-7 held at Bank (which shall have a minimum aggregate balance equal to the aggregate dollar amount of Letters of Credit issued hereunder at all times) (the “Pledged Collateral”), as security for the prompt payment of all of Borrower’s Obligations with respect to Letters of Credit issued by Bank. Prior to the maturity (if any) of any Pledged Collateral held by Bank pursuant hereto, Borrower and Bank shall agree upon a security or instrument similar in form, quality, and substance to the original Pledged Collateral in which the proceeds of the Pledged Collateral can be reinvested on maturity. Upon maturity of the Pledged Collateral in accordance with its terms, or in the event the Pledged Collateral otherwise becomes payable during the term of this Agreement, such maturing Pledged Collateral may be presented for payment, exchange, or otherwise marketed by Bank on behalf of Borrower and the proceeds therefrom used to purchase the security or instrument agreed to by Borrower and Bank in accordance with the immediately preceding sentence. If no agreement has been made, such proceeds shall be placed into an interest bearing account offered by the Bank until such time as an agreement as to the security replacing the original Pledged Collateral can be reached. Bank may retain any such successor collateral and the proceeds therefrom as Pledged Collateral in accordance with the terms of this Agreement.”

3. Section 6.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.7 Cash at Bank to Bank Debt. Borrower shall maintain at all times, measured monthly on a consolidated basis, a ratio of Cash at Bank (excluding any Cash securing Letters of Credit) to all Indebtedness owed to Bank (excluding all outstanding and undrawn Letters of Credit) of not less than (a) 1.15 to 1.00 and (b) upon Bank’s receipt of executed control agreements, in form and substance satisfactory to Bank, from all financial institutions (other than Bank) with which Borrower maintains accounts, 1.00 to 1.00.”

4. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

5. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

6. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) an Affirmation of Secured Guaranty Documents executed by Vermed, Inc.;

(d) an extension fee in the amount of $4,500, which may be debited from any of Borrower’s accounts;

(e) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CARDIODYNAMICS INTERNATIONAL CORPORATION

By:	/s/ Steve Loomis
Title:	Chief Financial Officer

COMERICA BANK

By:	/s/ Dennis Kim
Title:	Corporate Banking officer

[Signature Page to Third Amendment to Third Amended and Restated Loan & Security Agreement]